Exhibit 4(a)(1)

POLICY NUMBER: [XXXXXXXXXX]

POLICY SPECIFICATIONS

Base Policy:	Flexible Premium Variable Universal Life Insurance with Indexed Fixed Option(s)
Policy Date:	[May 1, 2024]
Insured:	[John Doe]
Owner:	[John Doe]
[State Department of Insurance:	(XXX) XXX-XXXX]

Premiums

Planned [Annual] Premium:	$[2,747.25]
7 Pay Premium:	$[5,043.80]
[Guideline Single Premium:	$[17,593.26]]
[Guideline Level Premium:	$[1,327.58]]
Minimum* Premium Payment:	$[50.00]
*Unless a lower premium payment is required to keep the Policy In Force.
[Premium Band:	$[817.00]]

Premium Type

Basic Premium:	This is equal to all premium paid in a policy year, except for any Internal Premium.
[Surplus Premium:	This is equal to all Basic Premium in a policy year, that exceeds the Premium Band.]
Internal Premium:	This is equal to any premium that is received from a replacement or a conversion of an existing Pacific Life policy.

Premium Load Rate

Maximum Basic Premium Load Rate:	[6.90%]
[Maximum Surplus Premium Load Rate:	[20.00]%]
Maximum Internal Premium Load Rate:	[6.90]%

Face Amount Adjustments

Initial Date of Decrease:	[ 1st] Policy Anniversary
Maximum Fee per Evaluation of Insurability:	$[100.00]
Minimum Basic Face Amount Following Requested Decrease:	$[1,000]

ICC23 S23V3P	Page [1]

POLICY NUMBER: [XXXXXXXXXX]

POLICY SPECIFICATIONS

Withdrawal Conditions

Initial Date of Withdrawal:	[1st] Policy Anniversary
Maximum Fee for Each Withdrawal:	$[25.00]
Minimum Amount of Each Withdrawal:	$[200.00]
Minimum Net Cash Surrender Value After Withdrawal:	$[500.00]
Minimum Basic Face After Withdrawal:	$[1,000]

Monthly Deduction Factors

Monthly Deduction End Date:	[May 1, 2110]
Administrative Charge Per Month:	$[10.00]
Maximum Monthly Asset Charge Rate:	[0.05% (equivalent to 0.60% annually)]

Accounts

Account Addition Method:

[Account Additions will be added to the Investment Options under the Policy according to the Payment Instructions on file.

Additional Credits: No Additional Credits will be added to the Policy’s Accumulated Value.]

Account Addition Factors:

Premium payments;

Loan repayments;

[Monthly Deductions, including any allocation of those charges, or other policy credits (excluding any interest credits other than Loan Interest Credits) that increase the Accumulated Value under the policy;] and

[Credits under certain riders, if any, which increase the Accumulated Value under the policy.]

ICC23 S23V3P	Page [2]

POLICY NUMBER: [XXXXXXXXXX]

POLICY SPECIFICATIONS

Account Deduction Method:

[Account Deductions reduce the Investment Options under the Policy and will be taken proportionately from the Fixed Account Value and the Variable Account Value until each have been reduced to zero. Any remaining deductions will be taken proportionate to each Segment Value across all segments in Indexed Accounts.]

Account Deduction Factors:

Monthly Deductions that reduce the Accumulated Value under the policy;

Any Withdrawal from the policy, including any Withdrawal Fee;

Policy Loans;

Any distribution in order to maintain tax qualification under Code Section 7702 (see Tax Qualification as Life Insurance) or to maintain the policy as a non-MEC under Code Section 7702A (see Modified Endowment Contract Tax Status);

[Payments, charges and fees under certain riders, if any;] and

[Any charge, fee, or distribution that reduces the policy’s Accumulated Value.]

Indexed Account Segment Start Dates:

The [15th] [day of each calendar month]

* We reserve the right to change or suspend the Segment Start Dates, but the Segment Start Dates will not occur less frequently than [once per calendar quarter.]

(See Indexed Fixed Options Section for Additional Information)
Cut-Off Date:	[[4:00] p.m. Eastern time] of the Cut-Off Date, which is [two] Business Days prior to the Segment Start Date.
Separate Account:	Pacific Select Exec Separate Account

Loan Account Value

Minimum Loan Amount:	$[200.00]
Guaranteed Annual Loan Interest Charge Rate:	[2.25]%
Guaranteed Annual Loan Account Credit Interest Rate:	[2.00]%
Interest Calculation Method:	[Simple]

Basis of Values Conditions

Guaranteed Interest Rate for Fixed Options:	[1.00]% Annually. Any excess interest declared by us will be guaranteed for one year.
Basis of Value Mortality Table:

2017 CSO Mortality Tables adopted by the NAIC on April 6, 2016, ultimate only, age nearest birthday, composite (not smoker distinct), sex distinct with 80% male and 20% female blend for unisex, capped at 0.083333 per month.

ICC23 S23V3P	Page [3]

POLICY NUMBER: [XXXXXXXXXX]

POLICY SPECIFICATIONS

General Transfer and Allocation Limitations

Free Look Transfer Date:	[15] days after the first day the Policy is In Force.
Total Number of Transfers Permitted Per Calendar Year:	25
Minimum Transfer Amount:	$500
Remaining Balance Amount:	$500
Excess Transfer Charge:	$25 for each transfer exceeding [12] per policy year

[Allocations to the Fixed Option(s) Limitations:	Aggregate allocations to the Fixed Option(s) are limited during the most recent 12 months for all policies in which You have any ownership interest or to which payments are made by a single payor, to $1,000,000.]

Reinstatement Conditions

Reinstatement Period:	3 Years

Suicide Exclusion

Suicide Exclusion Period:	[2 Years] from Policy Date

[Juvenile Insured Conditions

Post-Juvenile Insured Age:	Age [18]
Post-Juvenile Risk Class:	[Standard Smoker]]

Available Death Benefit Options

Option A:	When elected, the Death Benefit equals the Basic Face Amount. When this Death Benefit Option is In Effect, taking a withdrawal may decrease the Basic Face Amount as described in the Withdrawals provision of the Policy.
Option B:	When elected, the Death Benefit equals the Basic Face Amount plus the Accumulated Value. When this Death Benefit Option is In Effect, taking a Withdrawal does not reduce the Basic Face Amount, but rather, reduces the Accumulated Value, which has the effect of reducing the Death Benefit that would be payable.

Death Benefit Qualification Test

Death Benefit Qualification Test in Effect:	[Cash Value Accumulation Test] [Guideline Premium Test]

ICC23 S23V3P	Page [4]

POLICY NUMBER: [XXXXXXXXXX]

POLICY SPECIFICATIONS

Death Benefit Elements

Net Amount At Risk Factor:	[1.0008295]
Death Benefit Option In Effect:	[A]
Permitted Death Benefit Option Change(s):	[The Death Benefit Option may be changed to Option A or B beginning in Policy Year [1]. ]

Illustration Conditions

Maximum Fee for Illustration Requests Per Policy Year:	$[25.00]

[Distribution Program

[Systematic Distribution Program:	This is a program of periodic distribution of Policy values that we designate as a Systematic Distribution Program. We reserve the right to discontinue such a program at any time. The program includes periodic distribution to you of a portion of the Policy’s Accumulated Value through Policy loans and Withdrawals while the Insured is alive, and the Policy is In Force. Before entering any such program, consult with your Producer/Representative and your tax advisor as distributions may have tax ramifications.]]

ICC23 S23V3P	Page [5]

POLICY NUMBER: [XXXXXXXXXX]

POLICY SPECIFICATIONS

Summary of Coverages Effective on The Policy Date

P23VIUL	Basic Life Coverage [(Guaranteed Issue)]
S23V3P
	Basic Face Amount:	[$100,000]
	Insured:	[John Doe]
	Sex and Age:	[Male 35]
	Risk Class:	[Standard Nonsmoker]

ICC23 S23V3P	Page [6]

POLICY NUMBER: [XXXXXXXXXX]

POLICY SPECIFICATIONS

[Maximum Surrender Charge Effective at

Beginning of Coverage Year [(Guaranteed Issue)]

Insured:	[John Doe]

[Maximum Surrender Charges are reduced by 1/12 of the Reduction Factor on each Monthly Payment Date.]

Coverage Year	Surrender Charge	Reduction Factor
[1	$2680.80	$0.00
2	$2680.80	$134.40
3	$2546.40	$134.40
4	$2412.00	$134.40
5	$2277.60	$267.60
6	$2010.00	$267.60
7	$1742.40	$268.80
8	$1473.60	$267.60
9	$1206.00	$402.00
10	$804.00	$536.40
11	$267.60	$0.00
12	$267.60	$0.00
13	$267.60	$0.00
14	$267.60	$267.60
15+	$0.00	$0.00]

Note: On a non-discriminatory basis, we may provide for a reduction of surrender charges on certain internal exchanges.

ICC23 S23V3P	Page [7]

POLICY NUMBER: [XXXXXXXXXX]

POLICY SPECIFICATIONS

Table of Cost of Insurance (COI) Rates

for Basic Life Coverage [(Guaranteed Issue)]

Insured:	[John Doe]

Maximum Monthly Cost of Insurance Rates Per $1000.00 of Net Amount at Risk Applicable to this Coverage.

Policy Year	COI Rate	Policy Year	COI Rate	Policy Year	COI Rate
[1	0.11420	30	0.80520	59	20.24350
2	0.12510	31	0.89100	60	21.89610
3	0.13510	32	0.98280	61	23.37870
4	0.14680	33	1.07970	62	25.34290
5	0.15850	34	1.18520	63	27.50320
6	0.17180	35	1.30350	64	29.93860
7	0.18440	36	1.44140	65	32.62170
8	0.19520	37	1.60490	66	35.52070
9	0.20020	38	1.79600	67	38.34190
10	0.20610	39	2.01720	68	41.25060
11	0.21190	40	2.26640	69	44.19530
12	0.21780	41	2.54020	70	47.11980
13	0.22280	42	2.83630	71	49.95900
14	0.22860	43	3.15590	72	52.64660
15	0.23450	44	3.50430	73	56.64960
16	0.24450	45	3.89660	74	61.08170
17	0.25790	46	4.34480	75	66.01940
18	0.27370	47	4.86390	76	71.55390
19	0.29210	48	5.43720	77	77.81150
20	0.31300	49	6.15320	78	83.33330
21	0.33810	50	6.98110	79	83.33330
22	0.36660	51	7.94390	80	83.33330
23	0.39920	52	9.06070	81	83.33330
24	0.43600	53	10.33800	82	83.33330
25	0.47960	54	11.78270	83	83.33330
26	0.52900	55	13.34950	84	83.33330
27	0.58690	56	15.02480	85	83.33330
28	0.65150	57	16.75710	86	83.33330
29	0.72450	58	18.50020	87+	0]

ICC23 S23V3P	Page [8]

POLICY NUMBER: [XXXXXXXXXXX]

POLICY SPECIFICATIONS

Table of Maximum Monthly Coverage Charges

for Basic Life Coverage [(Guaranteed Issue)]

Insured:	[John Doe]

Policy Year	Coverage Charge	Policy Year	Coverage Charge	Policy Year	Coverage Charge
[1	$80.84	30	$80.84	59	$80.84
2	$80.84	31	$80.84	60	$80.84
3	$80.84	32	$80.84	61	$80.84
4	$80.84	33	$80.84	62	$80.84
5	$80.84	34	$80.84	63	$80.84
6	$80.84	35	$80.84	64	$80.84
7	$80.84	36	$80.84	65	$80.84
8	$80.84	37	$80.84	66	$80.84
9	$80.84	38	$80.84	67	$80.84
10	$80.84	39	$80.84	68	$80.84
11	$80.84	40	$80.84	69	$80.84
12	$80.84	41	$80.84	70	$80.84
13	$80.84	42	$80.84	71	$80.84
14	$80.84	43	$80.84	72	$80.84
15	$80.84	44	$80.84	73	$80.84
16	$80.84	45	$80.84	74	$80.84
17	$80.84	46	$80.84	75	$80.84
18	$80.84	47	$80.84	76	$80.84
19	$80.84	48	$80.84	77	$80.84
20	$80.84	49	$80.84	78	$80.84
21	$80.84	50	$80.84	79	$80.84
22	$80.84	51	$80.84	80	$80.84
23	$80.84	52	$80.84	81	$80.84
24	$80.84	53	$80.84	82	$80.84
25	$80.84	54	$80.84	83	$80.84
26	$80.84	55	$80.84	84	$80.84
27	$80.84	56	$80.84	85	$80.84
28	$80.84	57	$80.84	86	$80.84
29	$80.84	58	$80.84	87+	$0.00]

ICC23 S23V3P	Page [9]

POLICY NUMBER: [XXXXXXXXXXX]

POLICY SPECIFICATIONS

[Table of Minimum Death Benefit Percentages – Cash Value Accumulation Test

Applicable on the Policy Date

Insured:	[John Doe]

Policy Year	Minimum Death Benefit Percentage	Policy Year	Minimum Death Benefit Percentage	Policy Year	Minimum Death Benefit Percentage
[1	259%	23	164%	45	120%
2	236%	24	162%	46	118%
3	232%	25	159%	47	117%
4	228%	26	156%	48	116%
5	224%	27	154%	49	115%
6	220%	28	151%	50	114%
7	216%	29	149%	51	113%
8	213%	30	147%	52	112%
9	209%	31	145%	53	111%
10	206%	32	142%	54	110%
11	202%	33	140%	55	109%
12	199%	34	138%	56	109%
13	195%	35	136%	57	108%
14	192%	36	134%	58	107%
15	189%	37	132%	59	107%
16	185%	38	131%	60	106%
17	182%	39	129%	61	106%
18	179%	40	127%	62	105%
19	176%	41	126%	63	104%
20	173%	42	124%	64	103%
21	170%	43	123%	65	102%
22	167%	44	121%	66+	101%]]

ICC23 S23V3P	Page [10]

POLICY NUMBER: [XXXXXXXXXXX]

POLICY SPECIFICATIONS

[Table of Minimum Death Benefit Percentages – Guideline Premium Test

Applicable on the Policy Date

Insured:	[John Doe]

	Death Benefit		Death Benefit		Death Benefit		Death Benefit
Age	Percentage	Age	Percentage	Age	Percentage	Age	Percentage
[0-40	250%	50	185%	60	130%	70	115%
41	243%	51	178%	61	128%	71	113%
42	236%	52	171%	62	126%	72	111%
43	229%	53	164%	63	124%	73	109%
44	222%	54	157%	64	122%	74	107%
45	215%	55	150%	65	120%	75-90	105%
46	209%	56	146%	66	119%	91	104%
47	203%	57	142%	67	118%	92	103%
48	197%	58	138%	68	117%	93	102%
49	191%	59	134%	69	116%	94+	101%]]

ICC23 S23V3P	Page [11]